UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2007

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, 4th Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

On September 18, 2007, Manhattan Pharmaceuticals, Inc. received notice from the staff of the American Stock Exchange (“AMEX”) indicating that the that the company is not in compliance with Section 1003(a)(ii) of the AMEX Company Guide with stockholder’s equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out its four most recent fiscal years, and Section 1003(a)(iii) of the AMEX Company Guide with stockholder’s equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years. This is consistent with the company’s previous disclosure regarding its failure to meet the same continued listing standards of AMEX, which is summarized below.

In order for the company to maintain its AMEX listing, the company must submit a plan by October 18, 2007, advising AMEX of the actions it has taken, or will take, that will bring it into compliance with all the continued listing standards by April 16, 2008. If AMEX accepts the company’s plan, the company may be able to continue its listing for the period ending April 16, 2008, during which time the company will be subject to periodic review to determine if it is making progress consistent with the plan. If the company does not regain compliance with all of AMEX’s continued listing standards by April 16, 2008, or if the company does not make sufficient progress consistent with its plan, then AMEX may initiate delisting proceedings. The company has already informed AMEX that it intends to submit such a plan by October 18, 2007.

As previously disclosed, on January 8, 2007, the company first received notice from AMEX that it was not in compliance with AMEX’s continued listing standards. The company submitted a plan advising AMEX of the actions it had taken and planned to take to bring it into compliance with continued listing standards by April 16, 2008. On March 23, 2007 AMEX accepted the plan.

On May 31, 2007, AMEX notified the company that it had regained compliance with the continued listing standards but that the plan period would remain open until the company demonstrated compliance for two consecutive quarters. As the company did not demonstrate compliance with the continued listing standards for two consecutive quarters, AMEX notified the company that the plan period of April 16, 2008 remains in effect.

On September 21, 2007, the company issued a press release disclosing the receipt of the AMEX notice, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued September 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: September 21, 2007	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued September 21, 2007